UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                  SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[x]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-12

                              HERCULES INCORPORATED
-------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)



-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------

      2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------

      3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------

      4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------

      5) Total fee paid:

-------------------------------------------------------------------------------

                                                           [HERCULES LOGO]



                      ISS RECOMMENDS SHAREHOLDERS VOTE FOR
                           HERCULES' DIRECTOR NOMINEES
                      ------------------------------------

      WILMINGTON, DE, JULY 9, 2003 - Hercules Incorporated (NYSE: HPC) announced today that Institutional Shareholder Services (ISS) has recommended that Hercules shareholders vote to elect Hercules' director nominees to the Company's Board of Directors at its Annual Meeting of Shareholders to be held on July 25, 2003.
      ISS, a leading provider of proxy advisory services to institutional investors, mutual funds, and other fiduciaries, included the following comments in its report:

      "Hercules has made progress since the 2001 proxy fight. The company's balance sheet has been significantly deleveraged, there are no liquidity concerns, and the operating results have improved in 2002 and first quarter 2003, mainly helped by the cost savings achieved."

      "Given the prevalent difficult conditions and liquidity concerns, ISS believes that the company was justified in selling BetzDearborn water treatment chemicals business, which enabled Hercules to significantly de-leverage its balance sheet."

      "ISS believes that dissidents have not met the burden of proof in terms of a coherent transition plan and strategy to warrant control of the board, especially given the company's improved operating performance. Accordingly, we recommend a vote FOR the management nominees."

      Dr. William H. Joyce, Chairman and Chief Executive Officer of Hercules, stated, "We are very pleased that ISS, a highly respected independent advisor, has come out in support of our director nominees. We agree with ISS that Hercules shareholders should not turn over control of the Board to Sam Heyman. We are proud of the great progress the people of Hercules have made in turning the Company around over the past two years. The ISS recommendation underscores our strong belief that we have the right strategy and management team to continue to deliver improved results and increase shareholder value."
         According to ISS, Hercules' corporate governance ranks higher than more than 99% of the companies in the S&P 500 Index. Based in Rockville, Maryland, ISS serves more than 950 institutional and corporate clients worldwide with its core business - analyzing proxies and issuing informed research and objective vote recommendations for more than 10,000 U.S. and 12,000 non-U.S. shareholder meetings each year.

         Hercules urges shareholders to sign, date and return the GOLD Hercules proxy card voting FOR Hercules' director nominees. Shareholders with questions or in need of assistance in voting their shares should contact Hercules' proxy solicitor, MacKenzie Partners, Inc., toll free at (800) 322-2885 or collect at
(212) 929-5500 or via email at proxy@mackenziepartners.com.

                                      # # #

         Hercules manufactures and markets chemical specialties globally for making a variety of products for home, office and industrial markets. For more information, visit the Hercules website at www.herc.com.
                                           ------------

This news release includes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, reflecting management's current analysis and expectations, based on what management believes to be reasonable assumptions. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on such factors as: ability to generate cash, ability to raise capital, ability to refinance, the result of the pursuit of strategic alternatives, ability to execute work process redesign and reduce costs, business climate, business performance, economic and competitive uncertainties, higher manufacturing costs, reduced level of customer orders, changes in strategies, risks in developing new products and technologies, environmental and safety regulations and clean-up costs, foreign exchange rates, the impact of changes in the value of pension fund assets and liabilities, changes in generally accepted accounting principles, adverse legal and regulatory developments, including increases in the number or financial exposures of claims, lawsuits, settlements or judgments, or the inability to eliminate or reduce such financial exposures by collecting indemnity payments from insurers, the impact of increased accruals and reserves for such exposures, and adverse changes in economic and political climates around the world, including terrorist activities and international hostilities. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. As appropriate, additional factors are contained in other reports filed by the Company with the Securities and Exchange Commission. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.


             MEDIA CONTACT:                      INVESTOR CONTACT:
               John Riley                         Allen A. Spizzo
             jriley@herc.com                     aspizzo@herc.com
             ---------------                     ----------------
             (302) 594-6025                       (302) 594-6491



                                 [HERCULES LOGO]